UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2016

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2016, Cardiovascular Systems, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Krishna Holdings, LLC (“Buyer”), providing for the sale to Buyer of the Company’s headquarters facility in St. Paul, Minnesota (the “Facility”), for an aggregate cash purchase price of $22.0 million.

Under the Sale Agreement, the Company has agreed, concurrently with the closing of the sale of the Facility, to enter into a Lease Agreement (the “Lease Agreement”) with Buyer or an affiliate of Buyer, pursuant to which the Company will lease the Facility. The Lease Agreement will have an initial term of fifteen years, with four consecutive renewal options of five years each, with a base annual rent in the first year of $1,637,500 and annual escalations of 3%.

The closing of the sale of the Facility under the Sale Agreement is subject to completion of due diligence by Buyer and certain customary closing conditions.

The foregoing description of the material terms of the Sale Agreement and the Lease Agreement does not purport to be a complete description of such agreements and is qualified in its entirety by reference to the full text of the Sale Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2016.

Safe Harbor

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this report regarding the closing of the sale of the Facility, the timing of such closing, and the Lease Agreement, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the results of the due diligence conducted by Buyer; the satisfaction of the closing conditions under the Sale Agreement; unanticipated delays in satisfying closing conditions; changes in interest rates, market conditions and the condition of Buyer; and other factors detailed from time to time in the Company’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this report. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this report. The forward-looking statements made in this report are made only as of the date of this release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2017

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer